EXHIBIT 10.3


                              EMPLOYMENT AGREEMENT



                                 BY AND BETWEEN
                WOODROAST SYSTEMS, INC., A MINNESOTA CORPORATION
                                       AND
                                   ALEX GIONTA

                       DATED EFFECTIVE: NOVEMBER 18, 1996


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                                TABLE OF CONTENTS


RECITALS .........................................................................................................1

AGREEMENTS........................................................................................................1
         1.       Employment and Duties...........................................................................1
         2.       Compensation.  .................................................................................2
                  (a)      Base Salary.  .........................................................................2
                  (b)      Executive Perquisites, Benefits and Other Compensation.................................2
         3.       Non-Competition Agreement.......................................................................3
         4.       Term; Termination; Rights on Termination........................................................5
                  (a)      Death..................................................................................5
                  (b)      Disability.............................................................................5
                  (c)      Good Cause.............................................................................5
                  (d)      Without Cause..........................................................................5
                  (e)      Termination by Employee for Good Reason................................................6
                  (f)      Termination by Employee Without Cause..................................................6
         5.       Return of Company Property......................................................................6
         6.       Inventions......................................................................................7
         7.       Trade Secrets...................................................................................7
         8.       Indemnification.................................................................................7
         9.       No Prior Agreements.............................................................................8
         10.      Assignment; Binding Effect......................................................................8
         11.      Complete Agreement..............................................................................8
         12.      Notice..........................................................................................8
         13.      Severability; Headings..........................................................................9
         14.      Arbitration.....................................................................................9
         15.      Governing Law...................................................................................9

SIGNATURES........................................................................................................9

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                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") by and between Woodroast Systems, Inc., a Minnesota corporation (the "Company"), and Alex Gionta ("Employee") is hereby entered into and effective as of November 18, 1996. This Agreement hereby supersedes any other employment agreements or understandings; written or oral, between the Company and Employee.


                                    RECITALS:

         The following statements are true and correct:

         As of the date of this Agreement, the Company is engaged primarily in the business of owning and operating restaurants and cigar parlors.

         Employee is employed hereunder by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, has and will continue to become familiar with and aware of information as to the Company's customers, specific manner of doing business, including the processes, techniques and trade secrets utilized by the Company, and future plans with respect thereto, all of which has been and will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

         Therefore, in consideration of the mutual promises, terms covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

                                   AGREEMENTS:

         1. EMPLOYMENT AND DUTIES.

                  (a) The Company hereby employs Employee as
         Vice-President/Operations effective January 15, 1997. As such, Employee shall have responsibilities, duties and authority reasonably accorded to and expected of a Vice-President and will report directly to the President and Chief Operating Officer of the Company. Employee hereby accepts this employment upon the terms and conditions herein contained and, subject to paragraph 1(b), agrees to devote his working time, attention and efforts to promote and further the business of the Company.

                  (b) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage; provided however, the foregoing limitation shall not be construed as prohibiting Employee from making personal investments in such form or manner as will not require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of paragraph 3 hereof.

         2. COMPENSATION. For all services rendered by Employee, the Company shall compensate Employee as follows:

                  (a) BASE SALARY. The base salary payable to Employee shall be One Hundred Twenty-Five Thousand Dollars ($125,000) per year, payable on a regular basis in accordance with the Company's standard payroll procedures but not less than twice monthly. On at least an annual basis, the President and Chief Executive Officer of the Company will review Employee's performance and may make increases to such base salary if, in his discretion, any such increase is warranted. Such recommended increase would, in all likelihood, require approval by the Board of Directors of the Company (the "Board") or a duly constituted committee thereof.

                  (b) EXECUTIVE PERQUISITES, BENEFITS AND OTHER COMPENSATION. Employee shall be entitled to receive additional benefits and compensation from the Company in such form and to such extent as specified below:

                           (i) Payment of premiums for coverage for Employee and
                  his spouse and children under health, hospitalization, disability, life and other employee benefit plans that the Company may have in effect from time to time, with benefits provided to Employee under this clause (i) to be not less favorable than the benefits provided to other Company executives including the Chief Executive Officer.

                           (ii) Reimbursement for all business travel and other
                  out-of-pocket expenses reasonably incurred by Employee in the performance of his services pursuant to this Agreement. All reimbursable expenses shall be appropriately documented in reasonable detail by Employee upon submission of any request for reimbursement, and in a format and manner consistent with the Company's expense reporting policy.

                           (iii) Two (2) weeks paid vacation for each year
                  during the period of employment (pro rated for any year in which Employee is employed for less than the full year) until December 31, 1999 and three (3) weeks paid vacation for each year during the period of employment (pro rated for any year in which Employee is employed for less than the full year) after January 1, 2000. Earned and unused paid vacation for each year shall not carry forward to subsequent years.

                           (iv) The Company shall provide Employee with other
                  executive perquisites as may be available to or deemed appropriate for Employee by the Board and participation in all other Company-wide employee benefits as available from time to time.

                           (v) The Company shall grant the Employee options (the
                  "Options") to acquire fifty thousand (50,000) shares of the Common Stock of the Company at the price of Five and 375/1000s Dollars ($5.375) per share (the "Option Price"). The Options shall become exercisable as to twenty percent (20%) of the underlying shares of Common Stock on January 15, 1998 and as to the remainder, twenty percent (20%) of the underlying shares of Common Stock on each of the first four anniversaries of January 15, 1999 (January 15, 2000, January 15, 2001, and January 15, 2002). The Options shall expire on the tenth anniversary of the date of grant.

                           (vi) The Company shall pay Employee's (A) direct and
                  out-of-pocket relocation expenses to the Minneapolis/St. Paul, Minnesota metropolitan area; (B) travel expenses for up to three (3) round-trips (with spouse) between Employee's current residence and Minneapolis, Minnesota; and (C) rent for temporary lodging not to exceed One Thousand Eight Hundred Dollars ($1,800) per month for a period not to exceed six (6) months. Direct and out-of-pocket relocation expenses include packing, moving and unpacking of household goods, furniture and automobiles but do not include temporary lodging or living costs, duplicate home carrying costs, residential purchase closing costs or travel costs except as set forth in clauses
                  (B) and (C) of this subsection 2(c)(vi). The foregoing shall be paid or reimbursed by the Company if, when and as incurred.

         3. NON-COMPETITION AGREEMENT.

                  (a) Employee will not, during the period of his employment by or with the Company, and for a period of one (1) year immediately following the termination of his employment under this Agreement, for any reason whatsoever, directly or indirectly, for himself or on behalf of or in conjunction with any other person, persons, company, partnership, corporation or business of whatever nature:

                           (i) engage, as an officer, director, shareholder,
                  owner, partner, joint venturer, or in a managerial capacity, whether as an employee, independent contractor, consultant or advisor, or as a sales representative, in any business selling any products or services in direct competition with the Company's Shelly's Back Room(R) cigar parlor restaurant concept (the "Parlor"), within the United States (the "Territory");

                           (ii) call upon any person who is, at that time,
                  within the Territory, an employee of the Company (including the subsidiaries thereof) for the purpose or with the intent of enticing such employee away from or out of the employ of the Company including the subsidiaries thereof);

                           (iii) call upon any person or entity which is, at
                  that time, or which has been, within one (1) year prior to that time, a tobacco supplier (and excluding a food supplier), joint venturer, licensee, or operator of the Company (including the subsidiaries thereof) within the Territory for the purpose of soliciting or selling products or services in direct competition with the Parlors within the Territory;

                           (iv) call upon any prospective acquisition candidate,
                  on Employee's own behalf or on behalf of any competitor, which candidate was either called upon by the Company (including the subsidiaries thereof) or for which the Company made an acquisition analysis, for the purpose of acquiring such entity; or

                           (v) disclose the Company's tobacco suppliers (and
                  excluding food suppliers), joint venturers, licensees or operators, whether in existence or proposed, of the Company (or the Subsidiaries thereof) to any person, firm, partnership, corporation or business for any reason or purpose whatsoever.

                  Notwithstanding the above, the foregoing covenant shall not be deemed to prohibit Employee from acquiring as an investment not more than three percent (3%) of the capital stock of a competing business, whose stock is traded on a national securities exchange or over-the-counter.

                  (b) Because of the difficulty of measuring economic losses to the Company as a result of a breach of the foregoing covenant and because of the immediate and irreparable damage that could be caused to the Company for which it would have no other adequate remedy, Employee agrees that the foregoing covenant may be enforced by the Company in the event of breach by his by injunctions and restraining orders.

                  (c) It is agreed by the parties that the foregoing covenants in this paragraph 3 impose a reasonable restraint on Employee in light of the activities and business of the Company (including the Company's subsidiaries) on the date of the execution of this Agreement and the current plans of the Company (including the Company's subsidiaries).

                  (d) The covenants in this paragraph 3 are severable and separate, and the unenforceability of any specific covenant shall not affect the provision of any other covenant. Moreover, in the event any court of competent jurisdiction shall determine that the scope, time or territorial restrictions set forth are unreasonable, then it is the intention of the parties that such restrictions be enforced to the fullest extent which the court deems reasonable, and the Agreement shall thereby be reformed.

                  (e) All of the covenants in this paragraph 3 shall be construed as an agreement independent of any other provision in this Agreement, and the existence of any claim or cause of action of Employee against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of such covenants. It is specifically agreed that the period of one (1) year stated at the beginning of this paragraph 3 shall be effective, shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this paragraph 3.

                  4. TERM; TERMINATION; RIGHTS ON TERMINATION. The term of this Agreement shall begin on January 15, 1997 and continue for five (5) years (the "Initial Term"), and, unless terminated sooner as herein provided, shall continue thereafter on a year-to-year basis on the same terms and conditions contained herein. This Agreement and Employee's employment may be terminated in any one of the following ways:

                  (a) DEATH. The death of Employee shall immediately terminate the Agreement with no severance compensation due to Employee's estate.

                  (b) DISABILITY. If, as a result of incapacity due to physical or mental illness or injury, Employee shall have been absent from his full-time duties hereunder for three (3) consecutive months, then thirty (30) days after receiving written notice (which notice may occur before or after the end of such three (3) month period, but which shall not be effective earlier than the last day of such three (3) month period), the Company may terminate Employee's employment hereunder provided Employee is unable to resume his full-time duties at the conclusion of such notice period. Also, Employee may terminate his employment hereunder if his health should become impaired to an extent that makes the continue performance of his duties hereunder hazardous to his physical or mental health or his life, provided that Employee shall have furnished the Company with a written statement from a qualified doctor to such effect and provided, further, that at the Company's request made within thirty (30) days of the date of such written statement, Employee shall submit to an examination by a doctor selected by the Company who is reasonably acceptable to Employee or Employee's doctor and such doctor shall have concurred in the conclusion of Employee's doctor. In the event this Agreement is terminated as a result of Employee's disability, Employee shall receive from the Company, in a lump-sum payment due within ten (10) days of the effective date of termination, the base salary at the rate then in effect for a period of nine (9) months.

                  (c) GOOD CAUSE. The Company may terminate the Agreement ten
         (10) days after written notice to Employee for good cause, which shall be: (i) Employee's material breach of this Agreement (continuing for ten (10) days after receipt of written notice); (ii) Employee's gross negligence in the performance or intentional nonperformance (continuing for ten (10) days after receipt of written notice) of any of Employee's material duties and responsibilities hereunder; (iii) Employee's dishonesty, fraud or misconduct with respect to the business or affairs of the Company which materially and adversely affects the operations or reputation of the Company; (iv) Employee's conviction of a felony crime; or chronic alcohol abuse or illegal drug abuse by Employee. In the event of a termination for good cause, as enumerated above, Employee shall have no right to any severance compensation.

                  (d) WITHOUT CAUSE. At any time after the commencement of employment, the Company may, without cause, terminate this Agreement and Employee's employment, effective thirty (30) days after written notice is provided by the Company. Should Employee be terminated by the Company without cause, Employee shall receive from the Company, in a lump-sum payment due on the effective date of termination, the base salary at the rate then in effect for a period of nine (9) months.

                  (e) TERMINATION BY EMPLOYEE FOR GOOD REASON. The Employee may terminate his employment hereunder for "Good Reason." As used herein, "Good Reason" shall mean the continuance of any of the following after 10 days' prior written notice by Employee to the Company, specifying the basis for such Employee's having Good Reason to terminate this
         Agreement:

                           (i) the assignment to Employee of any duties
                  materially and adversely inconsistent with the Employee's position as specified in paragraph 1 hereof (or such other position to which he may be promote), including status, offices, responsibilities or persons to whom the Employee reports as contemplated under paragraph 1 of this Agreement, or any other action by the Company which results in a material and adverse change in such position, status, offices, titles or responsibilities;

                           (ii) Employee's removal from, or failure to be
                  reappointed or re-elected to, Employee's position under this Agreement, except as contemplated by paragraphs 4(a), (b), and
                  (c); or

                           (iii) any other material breach of this Agreement by
                  the Company, including the failure to pay Employee on a timely basis the amounts to which he is entitled under this Agreement.

                  In the event of any termination by the Employee for Good Reason, as determined by a court of competent jurisdiction or pursuant to the provisions of paragraph 14 below, the Company shall pay to Employee in a lump-sum payment the base salary at the rate then in effect for a period of nine (9) months.

                  (f) TERMINATION BY EMPLOYEE WITHOUT CAUSE. If Employee resigns or otherwise terminates his employment without Good Reason pursuant to paragraph 4(e), Employee shall receive no severance compensation.

         Upon termination of this Agreement for any reason provided in clauses
(a) through (f) above, Employee shall be entitled to receive all compensation earned and all benefits vested and reimbursements due through the effective date of termination. Additional compensation subsequent to termination, if any, will be due and payable to Employee only to the extent and in the manner expressly provided above. All other rights and obligations of the Company and Employee under this Agreement shall cease as of the effective date of termination, except that the Company's obligations under paragraph 8 herein and Employee's obligations, if any, under paragraphs 3, 5, 6, 7 and 9 herein shall survive such termination in accordance with their terms.

         5. RETURN OF COMPANY PROPERTY. All records, designs, patents, business plans, financial statements, manuals, memoranda, lists and other property delivered to or compiled by Employee by or on behalf of the Company shall be and remain the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence, reports, records, charts, advertising materials and other similar data pertaining to the business, activities or future plans of the Company which is collected by Employee shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

         6. INVENTIONS. Employee shall disclose promptly to the Company any and all significant conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee, solely or jointly with another, during the period of employment and which are directly related to the business or activities of the Company. Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary or apply for and obtain Letters of Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. THIS
SECTION 6 DOES NOT APPLY TO AN INVENTION FOR WHICH NO EQUIPMENT, SUPPLIES, FACILITY OR TRADE SECRET OR CONFIDENTIAL INFORMATION OF THE COMPANY WAS USED AND WHICH INVEN TION WAS DEVELOPED ENTIRELY ON THE EMPLOYEE'S OWN TIME, AND (i) WHICH DOES NOT RELATE (A) DIRECTLY TO THE BUSINESS OF THE COMPANY, OR (B) TO THE COMPANY'S ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT, OR (ii) WHICH INVENTION DOES NOT RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE COMPANY.

         7. TRADE SECRETS. Employee agrees that he will not, during the term of this Agreement with the Company, disclose the specific terms of the Company's relationships or agreements with its significant vendors or customers or any other significant and material trade secret of the Company, whether in existence or proposed, to any person, firm, partnership, corporation or business for any reason or purpose whatsoever, except as is disclosed in the ordinary course of business, unless compelled by court order.

         8. INDEMNIFICATION. In the event Employee is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by the Company against Employee), by reason of the fact that he is or was performing services under this Agreement or is or was an officer of the Company, then the Company shall indemnify Employee against all expenses (including attorney's fees), judgments, fines and amounts paid in settlement, as actually and reasonably incurred by Employee in connection therewith to the fullest extent authorized by Minnesota law. In the event that both Employee and the Company are made a party to the same thirty-party action, complaint, suit or proceeding, the Company agrees to engage competent legal representation, and Employee agrees to use the same representation, provided that if counsel selected by the Company shall have a conflict of interest that prevents such counsel from representing Employee, Employee may engage separate counsel and the Company shall pay all attorneys' fees of such separate counsel. Further, while Employee is expected at all times to use his best efforts to faithfully discharge his duties under this Agreement, Employee cannot be held liable to the Company for errors or omissions made in good faith where Employee has not exhibited gross, willful and wanton negligence and misconduct or performed criminal and fraudulent acts which materially damage the business of the Company.

         9. NO PRIOR AGREEMENTS. Employee hereby represents and warrants to the Company that the execution of this Agreement by Employee and his employment by the Company and the performance of his duties hereunder will not violate or be a breach of any Agreement with a former employer, client or any other person or entity. Further, Employee agrees to indemnify the Company for any claim, including, but not limited to, attorneys' fees and expenses of investigation, by any such third party that such third party may now have or may hereafter come to have against the Company based upon or arising out of any non-competition Agreement, invention or secrecy Agreement between Employee and such third party which was in existence as of the date of this Agreement.

         10. ASSIGNMENT; BINDING EFFECT. Employee understands that he has been selected for employment by the Company on the basis of his personal qualifications, experience and skills. Employee agrees, therefore, he cannot assign all or any portion of his performance under this Agreement. Subject to the preceding two (2) sentences, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties hereto and their respective heirs, legal representatives, successor and assigns.

         11. COMPLETE AGREEMENT. This Agreement is a promise of future employment. Employee has no oral representations, understanding or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This written Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Employee and of all the terms of this Agreement, and it cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. This written Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Employee, and no term of this Agreement may be waived except by writing signed by the party waiving the benefit of such term.

         12. NOTICE. Whenever any notice is required hereunder, it shall be given in writing addressed as follows:

         TO THE COMPANY:

         Woodroast Systems, Inc.
         10250 Valley View Road
         Suite 145
         Eden Prairie, Minnesota 55344
         Attn:  Mr. Sheldon F. Jacobs

         TO THE EMPLOYEE:

         Alex Gionta
         2243 Woodmont Drive
         Export, PA 15632

Notice shall be deemed given and effective three (3) days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, or when actually received. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph 12.

         13. SEVERABILITY; HEADINGS. If any portion of this Agreement is held invalid or inoperative, the other portions of this Agreement shall be deemed valid and operative and, so far as is reasonable and possible, effect shall be given to the intent manifested by the portion held in valid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of the Agreement or of any part hereof.

         14. ARBITRATION. Any unresolved dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration, conducted before a panel of three (3) arbitrators in Minneapolis, Minnesota, in accordance with the rules of the American Arbitration Association then in effect. The arbitrators shall not have the authority to add to, detract from, or modify any provisions hereof nor to award punitive damages to any injured party. The arbitrators shall have the authority to order back-pay, severance compensation, vesting of options (or cash compensation in lieu of vesting of options), reimbursement of costs, including those incurred to enforce this Agreement and interest thereon. A decision by a majority of the arbitration panel shall be final and binding. Judgment may be entered on the arbitrators' award in any court having jurisdiction. The direct expense of any arbitration proceeding shall be borne equally by the Company and Employee.

         15. GOVERNING LAW. This Agreement shall in all respects be construed according to the laws of the State of Minnesota.

SIGNATURES:

Date:  November 18, 1996            /s/ Alex Gionta
                                    ----------------
                                    Alex Gionta
                                    "Employee"
 /s/ Jane Gionta
-----------------
Witness

                                    WOODROAST SYSTEMS, INC.


Dated:  November 20, 1996          By /s/ Ralph J. Guarino
                                      ---------------------
                                      Ralph J. Guarino
                                      Its President and Chief Operating Officer
 /s/ Elizabeth A. Orris               "Company"
-----------------------
Witness